FIRST AMENDMENT TO THE ETF MANAGERS TRUST
FUND SERVICES AGREEMENT

    THIS FIRST AMENDMENT, effective as of the last date on the signature block, to the Fund Services Agreement, dated as of May 1, 2021, (the “Agreement”), is entered into by and between U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“Fund Services”) and ETF MANAGERS TRUST, a Delaware statutory trust (the “Trust”).
RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following funds to its Series:

•ETFMG Prime 2x Daily Inverse Junior Silver Miners ETF
•ETFMG Prime 2x Daily Junior Silver Miners ETF
•ETFMG 2x Daily Travel Tech ETF
•ETFMG 2x Daily Video Game Tech ETF
•ETFMG 2x Daily Alternative Harvest ETF

;and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties hereby agree that

Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF MANAGERS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Samuel Masucci III	By:	/s/ Jason Hadler

Name:	Sam Masucci III	Name:	Jason Hadler

Title:	Principal Executive Officer	Title:	Senior Vice President

Date:	6/3/21	Date:	6/4/21

Exhibit A to the Fund Services Agreement

Separate Series of ETF Managers Trust

ETFMG Prime Junior Silver Miners ETF
ETFMG Prime Cyber Security ETF
ETFMG Prime Mobile Payments ETF
BlueStar TA-BIGITech Israel Technology ETF
Etho Climate Leadership U.S. ETF
Wedbush ETFMG Global Cloud Technology ETF
Wedbush ETFMG Video Game Tech ETF
AI Powered Equity ETF
ETFMG Sit Short Term ETF
ETFMG Travel Tech ETF
ETFMG Bio ETF
ETFMG Prime 2x Daily Inverse Junior Silver Miners ETF
ETFMG Prime 2x Daily Junior Silver Miners ETF
ETFMG 2x Daily Travel Tech ETF
ETFMG 2x Daily Video Game Tech ETF
ETFMG 2x Daily Alternative Harvest ETF

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